UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2026

ALKERMES PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35299	98-1007018
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Connaught House, 1 Burlington Road
Dublin 4, Ireland D04 C5Y6
(Address of principal executive offices)

Registrant's telephone number, including area code: + 353-1-772-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.01 par value	ALKS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On July 6, 2026, Alkermes plc (the “Company”) and Amneal Pharmaceuticals LLC (“Amneal”) terminated the previously disclosed Authorized Generic Product Supply Agreement entered into on September 9, 2025 (the “Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

Under the Agreement, Alkermes Pharma Ireland Limited (“APIL”), a wholly-owned indirect subsidiary of the Company, granted Amneal certain rights to distribute and sell in the United States a limited quantity of an authorized generic version of VIVITROL® (naltrexone for extended-release injectable suspension) for a one-year term beginning on the date of a Third Party ANDA Product Launch (such authorized generic product, the “Amneal AG Product”) in exchange for payment for the supply of the Amneal AG Product at a premium to APIL’s fully burdened manufacturing cost and a share of any Net Profits realized from the sales of the Amneal AG Product. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

After the Company notified Amneal that it had not met certain terms of the Agreement, which Amneal had a period of time to remedy, Amneal notified the Company, prior to the expiry of such period, that it did not wish to order any Batches under the Agreement. The Company did not incur any penalties in connection with the termination of the Agreement and, after the termination, no further payments or obligations are owed by APIL or Amneal under the Agreement. Further, in connection with this termination, the parties agreed to release any and all claims against one another and their respective affiliates, successors, assigns and other representatives arising out of or related to the Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES PLC

Date: July 7, 2026	By:	/s/ David J. Gaffin
David J. Gaffin
Secretary